Exhibit 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-45456, 333-63626 and 333-90580) pertaining to the 1995 Stock
Option Plan, 1997 Stock Option Plan, 2000 Employee Stock Purchase Plan and the 2001 Nonstatutory Stock Option Plan of Virage, Inc. of our report dated April 18, 2003, with respect to the consolidated financial statements and schedule of Virage, Inc. included in the Annual Report (Form 10-K) for the year ended March 31, 2003.

                                                           /s/ Ernst & Young LLP

San Jose, California
June 16, 2003